Exhibit 99.906CERT

SECTION 906 CERTIFICATION

We, Adam D. Portnoy, President, and Mark L. Kleifges, Treasurer, of RMR Funds Series Trust (the “registrant”), certify that:

1.              The report on Form N-CSR of the registrant for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/Adam D. Portnoy
Adam D. Portnoy
President

Date:	February 25, 2009

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer

Date:	February 25, 2009